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                                 LEASE AGREEMENT                   Exhibit 10.45

THIS LEASE AGREEMENT ("Lease") is effective the first day of March, 2005 between

 TWENTY KEYLAND CORP. ("Landlord") and WESTWOOD COMPUTER CORPORATION ("Tenant")

      Landlord is renting to Tenant 3500+/- square feet at that property commonly known as 20 Keyland Court, Bohemia, New York, as cross-hatched on Exhibit A hereto (the "Rental Space").

      NOW THEREFORE, intending to be legally bound hereby, these parties agree as follows:

      1. The term of this Lease shall begin on March 1, 2005 and end on February 28, 2006 ("Term") except that Tenant may renew for up to 2 successive one-year terms (each a "Renewal Term") by giving Landlord notice of its intent to renew no later than 60 days prior to the end of the Term, or Renewal Term, then in effect.

      2. The base rent ("Base Rent") for the Term is $22,000.00, payable in advance on the first day of each month as follows: $1833.33 per month. The Base Rent shall increase 3% for any Renewal Term. Any payment made after the 5th of the month shall have added to it a 5% late charge; Tenant shall be in breach of this Lease should it fail to make any Base Rent payment by the 20a' day of each applicable month.

      3. It is agreed that the Rental Space shall be used for office and storage purposes and otherwise as permitted under applicable land use regulations. Tenant shall also have shared use of that tailgate loading dock at the property and warehouse space adjacent to the Rental Space as needed.

      4. The Rental Space shall not be utilized for any unlawful or hazardous purpose and Tenant agrees to comply with all reasonable requirements of any insurance company insuring the Rental Space and all laws relating to its use of the Rental Space. The Tenant agrees to continually utilize the Rental Space during the Term and shall not permit the Rental Space to become vacant for extended periods.

      5. The Tenant may not assign or sublet this Lease without the written consent of the Landlord. The Landlord shall not unreasonably withhold such consent.

      6. Each party hereto shall be liable for any loss, injury or damage to any person or property caused by its act and/or omission or that of its employees, agents or invitees. Each party hereto shall defend, indemnify and hold the other harmless from any claims, demands, losses, costs and for expenses ("Claims") arising from its act and/or omission or that of its employees, agents or invitees. Landlord will defend, indemnify and hold Tenant harmless against all Claims arising out of the Landlord's failure to maintain the common areas of the property or its failure to comply with any of its obligations under this Lease.

      7. Notwithstanding anything to the contrary in this Lease or elsewhere, Landlord and Tenant hereby release each other from any and all liability and responsibility to each other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by any fire and/or extended coverage insurance then in force, and waive such claims against each other or anyone claiming through or under




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them by way of subrogation or otherwise (including for any insurance deductible sums), even if such fire or other




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casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this waiver and release shall be applicable and in force only to the extent that such insurance carrier provides coverage therefore.

      8. The Tenant at all times while this Lease is in effect shall obtain and maintain comprehensive general liability and property damage insurance on the Rental Space. Landlord at all times while this Lease is in effect shall maintain comprehensive general liability insurance and full replacement value property damage insurance on the property of which the Rental Space forms a part. Each party hereto may demand and receive written proof to its reasonable satisfaction of such insurances from the other party.

      9. In addition to payment of the Base Rent, Tenant shall pay when due all utilities, real estate taxes and repairs associated with its use of the Rental Space only ("Additional Rent"). To the extent the amount of any such Additional Rent cannot be determined by separate metering, or other similar breakout, of same, Tenant shall pay its pro-rata share of same as a fraction, the numerator of which is 3500 and the denominator of which is 10,000 square feet (representing the entire square footage of the property of which the Rental Space forms a part). To the extent any bills for same are presented to Landlord, Landlord shall promptly provide same to Tenant. Landlord shall maintain at its expense all common areas and all structural components of the property, including of the Rental Space, such as the roof and all exterior walls. Notwithstanding the above, Tenant shall pay only its share of the cost of repair of any system (such as HVAC) servicing only the Rental Space as a fraction, the numerator of which is the number of years (or part thereof) Tenant occupies the Rental Space and the denominator of which is the number of expected years of useful life of such system. By way of example: if HVAC for the Rental Space needs repair at $1000, Tenant has occupied the Rental Space for 2 years and the useful life of such HVAC is 10 years, then Tenant shall pay 20% of $1000, or $200, with the balance paid by Landlord.

      10. The Landlord may declare Tenant in default hereof for Tenant's breach of any material provision of this Lease, upon which Landlord may apply to evict Tenant from the Rental Space. Tenant's liability for same shall include Landlord's eviction costs. Upon an eviction, the Tenant shall be liable for the payment of the Base Rent for the rest of the Term, or applicable Renewal Term, unless and until the Landlord re-rents the Rental Space. The Landlord shall use due diligence in attempting to re-rent the Rental Space. However, if the Landlord re-rents the Rental Space for a rental which is less than Tenant's Base Rent, the Landlord may require that the Tenant pay the difference until the end of the Term or the applicable Renewal Term. Tenant may declare Landlord in default hereof for Landlord's breach of any material provision of this Lease and may sue for damages, including costs.

      11. Any notice given under this Lease must be in writing and shall be given either by personal delivery or certified mail, return receipt requested. The Landlord and Tenant shall make available each to the other a proper address for notification.

      12. At the end of the Term or Renewal Term Tenant shall leave the Rental Space broom clean and repair any damage caused by moving. The Rental Space shall be returned to the Landlord in the same good order and condition as it was in at the beginning of the Term except for reasonable wear and tear.




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      13.   A party's failure to enforce any provision of this Lease shall not prevent it from enforcing this Lease for any violations occurring at a later time. This Lease is binding upon the Landlord and the Tenant and their successors and assigns. The Lease may not be changed except in a writing which is signed by both parties.

      14. Should the Rental Space become entirely unusable due to fire or other casualty or loss ("Loss"), Tenant shall not be required to pay any rent during the time it cannot use same; should only some of the Rental Space become unusable due to a Loss, Tenant shall pay all rent for that portion which it can use. Landlord shall endeavor to repair all damage within 30 days of a Loss; however, in the event of a substantial Loss as reasonably determined by Landlord, it may, on 30 days prior notice to Tenant, cancel this Lease, after which Tenant shall no longer be liable under same.

      15. Should Landlord sell the property of which the Rental Space forms a part during the Term, the purchaser shall take subject to this Lease. Should Landlord sell same during either of the Renewal Terms, Tenant agrees to vacate the Rental Space on 90 days prior written notice to it, after which it shall have no further liability relating to this Lease.

      IN WITNESS WHEREOF, the Landlord and Tenant sign below, intending to be legally bound hereby.

ATTEST:                                  LANDLORD:

Illegible                                     Illegible
___________________________              By: ______________________________
                                             President


ATTEST:                                  TENANT

Illegible                                     Illegible
___________________________              By: ______________________________
                                             Secretary